                                                                    EXHIBIT 10.6

                        CONSULTING AND SERVICES AGREEMENT

THIS AGREEMENT made this 1st day of May 2003,

BETWEEN:

         ARCH CREEK ADVISORS LLC, a limited liability company formed under the laws of the State of Texas (hereinafter referred to as "Consultant")

         - and -

         VERITAS DGC INC., a Delaware Corporation (hereinafter referred to as the "Company")

WHEREAS, Company wishes to retain the Consultant to provide certain services as hereinafter specified; and

WHEREAS, the Consultant has agreed to provide these services;

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, THE PARTIES MUTUALLY COVENANT AND AGREE AS FOLLOWS:

1.       ENGAGEMENT

1.1 Company agrees to engage the Consultant to provide certain services as specified herein and the Consultant agrees to provide such services pursuant to the terms of this Agreement. Consultant has also agreed to provide the services exclusively through its principal, Anthony Tripodo.

2.       CONSULTANT'S SERVICES

2.1 The Consultant shall provide to Company the following services (the "Consulting Services") and will report jointly to and take directions or instructions as required from the officers of Company or their replacements from time to time. The Consultant shall from time to time and, subject to Section 5, at its own cost (except as to reasonable travel expenses), provide to Company general consultation and advice in regard to finance and business strategy. The specific nature and scope of such consultation and advice shall be as agreed to by the parties from time to time acting reasonably and shall include, without limitation, consultation and advice with respect to:

         (a) Analysis and evaluation of potential strategic transactions. As directed by either the Chairman & Chief Executive Officer ("CEO"), the President or the CFO of Company, perform research, analysis and evaluation of potential strategic transactions and present the results of such work. As directed, work in conjunction with other external advisors of Company.

         (b) Presentation of strategic transactions. Routinely research and analyze other companies and businesses involved in the geophysical services industry and related industries and present potential business opportunities to the Chairman & CEO or his designees. In the course of making contact with representatives of third party companies and businesses, as well as research analysts, Consultant will make it known that it is acting as an independent consultant to Company.

         (c) Research and information services. On a schedule to be determined by the Chairman & CEO of Company, Consultant will brief the Chairman & CEO and such other persons as the Chairman & CEO shall choose, regarding all information gathered on the geophysical services industry and related industries.

         (d) Training of Company personnel. As directed and if requested by the Chairman & CEO, Consultant will train a designated Company employee in business valuation techniques as they relate to mergers and acquisitions. Provide the designated individual with both theoretical educational content as well as the application of such to practical potential strategic acquisitions/mergers. As directed, work with this individual on any merger and acquisition projects assigned.

         (e) Potential Optional Services. If requested to do so by the Chairman & CEO, Consultant will participate in the negotiation of specific transactions or carry out such other special projects involving the use of Consultant's financial expertise as the Chairman & CEO may assign.

3.       INDEPENDENT CONTRACTOR

3.1 The Consultant shall at all times be an independent contractor and no oral agreement or anything in this Agreement shall be construed as creating a partnership, joint venture or employer/employee relationship. Notwithstanding the instructions or directions given to the Consultant herein, the Consultant shall have the right to determine the manner and methods to best implement or carry out such instructions.

3.2 Except where expressly authorized by Company, neither the Consultant nor any of its employees shall have the authority to make any statements, representations or commitments of any kind, or take any action, which shall be binding upon Company or its subsidiaries or affiliates.

4.       CONSULTANT'S REPRESENTATIONS

4.1 The Consultant shall perform the Consulting Services in accordance with generally available and accepted methods, standards and practices and the Consultant shall obey all applicable laws, regulations, rules and standards imposed by the appropriate government authorities with respect to provision of the Consulting Services.

5.       TERM

5.1 The term of this agreement shall be for one (1) year, commencing as of May 1, 2003 and continuing until April 30, 2004, unless sooner terminated pursuant to the terms hereof.

Consulting and Services Agreement                                       Page -2-

Thereafter, the parties may elect, but shall have no obligation, to renew this Agreement for an additional term. Any such renewal shall be in writing signed by both parties.

6.       TERMINATION

6.1 The Company shall have the right to terminate this Agreement at any time for cause in the event that the Consultant commits a material breach of this Agreement, commits any wrongful or negligent acts or omissions, or fails to perform the Services substantially in accordance with the requirements of the Company, as reasonably determined by the Company.

6.2 Upon termination of this Agreement, the Company will have no obligation to pay any amount to the Consultant other than amounts earned or accrued as of the Date of Termination. In the event of death or disability of the Consultant's principal, Anthony Tripodo, during the term of this Agreement, this Agreement shall immediately terminate and the accrued compensation will be paid to the Consultant through the date of such death or disability.

7.       COMPENSATION AND EXPENSE REIMBURSEMENT

7.1 As compensation for the Services contemplated herein, Company agrees to pay Consultant ten thousand dollars ($10,000) per month payable in arrears. Company will pay Consultant such amount once each month on or before the fifth day following the end of each month.

7.2 Company shall reimburse the Consultant for reasonable travel expenses only according to Company's expense reimbursement policy, provided that (i) all travel is approved in advance and (ii) appropriate backup documentation verifying the expenses is submitted to Company with the invoice for payment. The Company will reimburse no other expenses to Consultant. Not more often than once each month, Consultant will invoice Company for travel expenses and will provide appropriate documentation with each invoice. Company will pay such invoices within fifteen (15) days. Payment of any invoice shall not prejudice the right of Company to protest or question the correctness thereof. In the event of a dispute as related to any of Consultant's invoices, the parties will attempt to negotiate the dispute and if no resolution is achieved, then the parties will proceed under the dispute resolution procedures provided for in this Agreement.

7.3 Consultant expressly acknowledges that as an independent contractor it is not entitled to receive from Company any form of remuneration or benefits whatsoever other than as expressly stated above. Company is not obligated nor shall it make any deductions or withholdings from remuneration paid to the Consultant under this Agreement. Consultant further acknowledges that it alone is responsible for remitting all payments under the applicable tax laws or as otherwise required by law.

7.4 Consultant shall not be eligible for any vacation or vacation benefits from Company or to otherwise participate in any of Company's employee benefits programs including but not limited to disability, health or pension programs; provision of such benefits for the personnel and employees of the Consultant shall be the sole responsibility of the Consultant.

Consulting and Services Agreement                                       Page -3-

8.       INDEMNIFICATION AND RESPONSIBILITY

8.1 Consultant shall protect, indemnify, defend and save harmless Company, its officers and directors, its affiliated companies, their agents and employees of any of them from and against all claims, costs (including reasonable attorneys' fees), liabilities, demands, causes of action and judgments in favor of or asserted by Consultant, its subcontractors, agents or representatives, or employees of any of them on account of personal injury or death or on account of damage to property of Consultant, its subcontractors, agents or representatives, or employees of any of them including any such claims, costs, liabilities, demands, causes of action and judgments occasioned by or attributable to the negligent acts or omissions of the Consultant or its subcontractors, agents or representatives, or employees of any of them.

8.2 Company shall protect, indemnify, defend and save harmless Consultant, its affiliated companies, or Consultant's agents and employees of any of them, from and against all claims, costs (including reasonable attorneys' fees), liabilities, demands, causes of action and judgments, in favor of or asserted by Company, its subcontractors (other than Consultant and its subcontractors), agents or representatives, or employees of any of them, on account of personal injury or death or on account of damage to property of Company, its subcontractors, agents or representatives, or employees of any of them including any such claims, costs, liabilities, demands, causes of action and judgments occasioned by or attributable to the negligent acts or omissions of Company or its subcontractors, agents or representatives, or employees of any of them.

8.3 Company agrees to indemnify Consultant from and against any and all third party claims asserted against Consultant arising out of the Consulting Services provided hereunder, including reasonable attorney's fees: provided, however, in no event shall Company be required to indemnify Consultant for any claim arising from (i) infringement or alleged infringement by Consultant of a third party's proprietary rights or intellectual property in connection with any product or service supplied to Company; or (ii) gross negligence or willful misconduct on the part of Consultant.

9.       CONFIDENTIAL INFORMATION

9.1 The Consultant, during the term hereof and for a two (2) year period from and after the termination of this Agreement, covenants that neither it nor any of its employees will divulge, communicate, use to the detriment of Company, or for the benefit of any other business, firm, person, partnership or corporation or otherwise misuse any confidential information, inventions, techniques, documentation, drawings, financial data, devices, results of research or other data with respect to Company or its business. The Consultant acknowledges that any such information, data or secrets it or its employees may have acquired as a result of their association with Company is of value and Company has the sole and exclusive proprietary interest therein; provided, however, that the foregoing shall not apply to any information, knowledge or data which is or becomes generally available to the public other than directly or indirectly as a result of disclosure by the Consultant or its employee.

Consulting and Services Agreement                                       Page -4-

10.      PROPRIETARY INFORMATION AND DOCUMENTS

10.1 Consultant agrees that all documentation and information, including but not limited to programs, specifications, technical information and data, and all software and other tangible or intangible products, methods, techniques, materials or works prepared for Company or developed as a result of the Consulting Services performed hereunder (collectively the "Works") shall, to the extent permitted by law, be considered a work made for hire. Consultant hereby assigns to Company any rights it may have in such Works. Consultant further agrees that upon Company's request it shall execute and deliver to Company such documents as Company may reasonably request to vest title to such Works in Company.

10.2 Notwithstanding anything to the contrary contained herein, Consultant shall retain its rights to all of its own property owned or developed by Consultant prior to the term of this Agreement. To the extent that any such property is incorporated into work produced and/or delivered hereunder, Consultant grants Company a non-exclusive, perpetual license to use, copy and modify and such property as integrated into any such work for Company's own purposes. Additionally, Consultant retains the right, without limitation, to use its knowledge, experience, know-how, documentation and information including processes, ideas, concepts, and techniques, whether previously developed or developed in the course of performing this Agreement. Such right to use developed documentation and information specifically excludes the right to use any Confidential Information of Company or any Works.

10.3 Upon termination or expiration of this Agreement, the Consultant shall immediately deliver to and leave with Company all documents, records, manuals, files, films, photographs, letters, notes, notepads, reports, and other similar documentation or information containing any information concerning the business operations or affairs of Company as well as any other materials relating to Company's business and all copies thereof, whether prepared by the Consultant or others, and which are in the Consultant's possession or under its control.

11.      ASSIGNMENT

11.1 No party shall be at liberty to assign this Agreement or the rights and obligations hereunder without the prior written consent of the other parties.

12.      FURTHER ASSURANCES

12.1 Each of the parties agrees to execute and deliver all such other and additional instruments and documents and to do all such other acts and things as may be necessary to give full effect to this Agreement.

13.      NOTICES

13.1 A notice or request required or permitted hereunder shall be sufficiently given if personally delivered or sent by facsimile transmission to:

Consulting and Services Agreement                                       Page -5-

         (a)      Company at:

                  10300 Town Park Drive
                  Houston, Texas 77072
                  Fax No.:  (832) 351-8701
                  Attention:  Chairman & CEO

         (b)      Consultant at:

                  Arch Creek Advisors LLC
                  247 Tamberlaine
                  Houston, Texas 77024
                  Attention:  Anthony Tripodo

14.      ENTIRE AGREEMENT

14.1 This Agreement and the additional agreements referred to herein constitute the entire agreement of the parties with respect to the subject matter hereof and shall not be changed, modified or discharged except by an instrument in writing of equal formality herewith.

15.      DISPUTE RESOLUTION

15.1 Any dispute or controversy between the Parties arising from or relating to this Agreement or the construction, validity, interpretation, meaning, enforcement, performance, non-performance, operation or breach of this Agreement shall be submitted to mediation.

15.2 If such mediation is unsuccessful, either of the parties may refer such dispute or disagreement to mandatory, final and binding arbitration by giving written notice thereof to the other and within twenty (20) days after the receipt of such written notice by the other. The arbitration shall be conducted by one (1) arbiter according to the rules currently in effect for the American Arbitration Association.

16.      INTERPRETATIONS

16.1     The following rules shall be applied in interpreting this Agreement:

         (a) Unless otherwise stated, a reference herein to a numbered or lettered Section refers to the Section bearing that number or letter in this Agreement.

         (b) The proper law of this Agreement is the law of the State of Texas and the parties hereby consent to the jurisdiction of the State of Texas.

         (c) If any provision of this Agreement is wholly or partially invalid, this Agreement shall be interpreted as if the invalid provision had not been a part hereof.

Consulting and Services Agreement                                       Page -6-

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

                                         ARCH CREEK ADVISORS LLC

                                         By: /s/ Anthony Tripodo
                                            ------------------------------------
                                            Anthony Tripodo
                                            Managing Director

                                         VERITAS DGC INC.

                                         By: /s/ David B. Robson
                                            ------------------------------------
                                            David B. Robson
                                            Chairman & Chief Executive Officer

Consulting and Services Agreement                                       Page -7-